MONMOUTH REAL ESTATE INVESTMENT CORPORATION
                   A Real Estate Investment Trust
                          125 Wyckoff Road
                         Post Office Box 335
                      Eatontown, New Jersey  07724

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

    Notice is hereby given that the Annual Meeting of Shareholders of Monmouth Real Estate Investment Corporation (the Company) will be held on Thursday, April 25, 1996, at 4:00 p.m. at the offices of the Company on the second floor of the Midlantic Bank Building, 125 Wyckoff Road, Eatontown, New Jersey, for the following purposes:

       1. To elect ten Directors, the names of whom are set forth in the accompanying proxy statement, to serve for the ensuing year; and

       2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending September 30, 1996; and

       3. To transact such other business as may properly come before the meeting and any adjournments thereof.

    The record books containing the records of the last meeting of shareholders,and the records of all meetings of the Directors since the last Annual Meeting of Shareholders, will be presented at the meeting for the
inspection of the shareholders.    Only shareholders of record at the close
of business on March 14, 1996 will be entitled to vote at the meeting and at any adjournments thereof.

	   IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        s/ Eugene W. Landy
                                        EUGENE W. LANDY
                                        President and Director
March 20, 1996

                       YOUR VOTE IS IMPORTANT
Please indicate your voting instructions on the enclosed proxy card, date and sign the card, and return it in the envelope provided. If you sign, date and return the proxy card but give no voting instructions, your shares will be
voted	"FOR" Proposals 1 and 2 listed above.



                 MONMOUTH REAL ESTATE INVESTMENT CORPORATION
                             125 Wyckoff Road
                            Post Office Box 335
                        Eatontown, New Jersey 07724


                               PROXY STATEMENT
                        Annual Meeting of Shareholders
                               April 25, 1996


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Monmouth Real Estate Investment Corporation (the Company) of proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on April 25, 1996, and at any adjournments thereof (Annual Meeting), for the purposes listed in the preceding Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card are being distributed on or about March 20, 1996 to shareholders of record
March 14, 1996.

    	A copy of the Annual Report, including financial statements, was mailed to all shareholders of record on or about February 20, 1996.

    	Any shareholder giving the accompanying proxy has the power to revoke it at any time before it is exercised at the Annual Meeting by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy card bearing a later date, or by appearing at the meeting and voting in person. Shares represented by properly executed proxies will be voted as specified thereon by the shareholder. Unless the shareholder specifies otherwise, such proxies will be voted FOR the proposals set forth in the Notice of Annual Meeting.

    	The cost of preparing, assembling and mailing this Proxy Statement and form of proxy, and the cost of soliciting proxies related to the meeting, will be borne by the Company. It is contemplated that the original solicita-tion of proxies by mail will be supplemented by telephone, telegraph and personal solicitation by officers, directors and other regular or part-time employees of the Company and no additional compensation will be paid to such individuals, except for brokers' and nominees' out-of-pocket expenses.

                                 VOTING RIGHTS

    	Only holders of the Company's $.01 par value common stock (Common Stock) of record as of the close of business on March 14, 1996, are entitled to vote at the Annual Meeting of Shareholders. As of the record date, there were issued and outstanding 3,534,459 shares of Common Stock, each share being entitled to one vote on any matter which may properly come before the meeting. Said voting right is non-cumulative. The holders of a majority of the outstanding shares of Common Stock shall constitute a quorum. A majority of the votes cast by holders of the Common Stock is required for approval of Proposals 1 and 2.









                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

    	It is proposed to elect a Board of ten Directors. The proxy will be voted for the election of the ten nominees named below, all of whom are members of the present Board, to serve for a one-year term for which they have been nominated, unless authority is withheld by the shareholder. The nominees have agreed to serve, if elected, for the new term. If for any reason any of the said ten nominees shall become unavailable for election, the proxy will be voted for any substitute nominee who may be selected by the Board of Directors prior to or at the meeting, or, if no substitute is selected by the Board of Directors, for a motion to reduce the membership of the Board to the number of the following nominees who are available. In the event the membership of the Board is reduced, it is anticipated that it would be restored to the original number at the next annual meeting. In the event a vacancy occurs on the Board of Directors after the Annual Meeting, the by-laws provide that any such vacancy shall be filled for the unexpired term by a majority vote of the remaining Directors. The Company has no knowledge that any of the ten nominees shall become unavailable for election.

    	The proxies solicited cannot be voted for a greater number of persons than the nominees named.

    	Some of the nominees for Director are also Officers and/or Directors of other companies, including Monmouth Capital Corporation and United Mobile Homes, Inc., both publicly-owned companies. In addition, the Officers and Directors of the Company may engage in real estate transactions for their own account, which transactions may also be suitable for Monmouth Real
Estate Investment Corporation. In most respects, the activities of the Company, United Mobile Homes, Inc. and Monmouth Capital Corporation are not in conflict, but rather complement each other. However, the activities of the Officers and Directors on behalf of the other companies, or for their own account, may on occasion conflict with those of the Company and deprive the Company of favorable opportunities. It is the opinion of the Officers and Directors of the Company that there have been no conflicting transactions since the beginning of the last fiscal year.

           Committees of the Board of Directors and Meeting Attendance

	    The Board of Directors met four times during the last fiscal year. No Directors attended fewer than 75% of the meetings, except Ara Hovnanian who attended 50% of the meetings.

    	The Company has a standing Audit Committee and Compensation Committee of the Board of Directors.

    	The Audit Committee consists of Charles P. Kaempffer and W. Dunham Morey, both of whom are outside Directors. This Committee met once during the last fiscal year. The Audit Committee recommends to the Directors the independent public accountants to be engaged by the Company and reviews with management the Company's internal accounting procedures and controls.

   	The Compensation Committee consists of W. Dunham Morey and Daniel Cronheim. This Committee, which makes recommendations to the Directors concerning compensation, met once during the last fiscal year.












                            NOMINEES FOR DIRECTOR

                        Present Position with the Company;
                        Business Experience During Past           Director
Nominee; Age            Five Years; Other Directorships            Since
____________________________________________________________________________

Ernest V. Bencivenga   Treasurer (1968 to present) and Director.      1968
(78)                   Financial Consultant (1976 to present);
                       Treasurer and Director (1961 to present) and Secretary (1967 to present) of Monmouth
                       Capital Corporation; Director (1969 to
                       present) and Secretary/Treasurer (1984 to present) of United Mobile Homes, Inc.

Anna T. Chew           Controller (1991 to present) and Director.      1993
(37)                   Certified Public Accountant; Controller
                       (1991 to present) and Director (1994 to
                       present) of Monmouth Capital Corporation;
                       Vice President (1995 to present), Controller
                       (1991 to 1995) and Director (1994 to present) of United Mobile Homes, Inc.; Senior Manager
                       (1987 to 1991) of KPMG Peat Marwick.

Daniel D. Cronheim     Director.  Attorney at Law, Daniel D.           1989
(41)                   Cronheim, Esq. (1982 to present); Executive
                       Vice President (1989 to	present) and General
                       Counsel (1983 to present) of David Cronheim
                       Company.

Boniface DeBlasio      Director.  Chairman of the Board (1968 to       1968
(75)                   present) and Director (1961 to present) of
                       Monmouth Capital Corporation.

Ara K. Hovnanian       Director.  President (1988 to present) and      1989
(38)                   Director (1981 to present) of Hovnanian
                       Enterprises, Inc., a publicly-owned company specializing in the construction of housing.

Charles P. Kaempffer   Director.  Investor; Director (1970 to          1974
(58)                   present) of Monmouth Capital Corporation;
                       Director (1969 to present) of United Mobile
                       Homes, Inc.; Director (1989 to present) of
                       Colonial Bank.









                     NOMINEES FOR DIRECTOR (continued)

                        Present Position with the Company;
                        Business Experience During Past         Director
Nominee; Age            Five Years; Other Directorship            Since
_________________________________________________________________________

Eugene W. Landy      President (1968 to present) and Director.    1968
(62)                 Attorney at Law, Landy & Landy; President
                     and Director (1961 to present) of Monmouth
                     Capital Corporation; Chairman of the Board
                     (1995 to present), President(1969 to 1995)
                     and Director (1969 to present) of	United
                     Mobile Homes, Inc.

Samuel A. Landy      Director.  Attorney at Law, Landy & Landy    1989
(35)                 (1987 to present); President (1995 to
                     present), Vice President (1991 to 1995)
                     and Director (1992 to present) of United
                     Mobile Homes, Inc.; Director (1994 to
                     present) of Monmouth Capital Corporation.

W. Dunham Morey      Director.  Certified Public Accountant,      1968
(75)                 W. Dunham Morey, CPA; Director (1961 to
                     present) of Monmouth Capital Corporation.

Robert G. Sampson    Director.  Investor; Director (1963 to       1968
(70)                 present) of Monmouth Capital Corporation;
                     Director (1969 to	present) of United Mobile
                     Homes, Inc.; Director (1972 to 1993) of
                     United Jersey Bank; General Partner (1983 to present) of Sampco, Ltd., an investment group.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL



                                  PROPOSAL 2


                       APPROVAL OF INDEPENDENT AUDITORS

    	It is proposed to approve the appointment of KPMG Peat Marwick LLP as Independent Auditors for the Company for the purpose of making the annual audit of the books of account of the Company for the year ending September
30, 1996, and shareholder approval of said appointment is requested. KPMG Peat Marwick LLP served as Independent Auditors of the Company since 1994. There are no affiliations between the Company and KPMG Peat Marwick LLP, its partners, associates or employees, other than its employment as Independent Auditors for the Company. KPMG Peat Marwick LLP informed the Company that it has no direct or indirect financial interest in the Company. The Company does expect a representative of KPMG Peat Marwick LLP to be present at the Annual Meeting either to make a statement or to respond to appropriate questions.

    	The approval of the appointment of the Independent Auditors must be by the affirmative vote of a majority of the votes cast at the Annual Meeting.
In the event KPMG Peat Marwick LLP does not receive an affirmative vote of the majority of the votes cast by the holders of shares entitled to vote, then another firm will be appointed as Independent Auditors and the shareholders will be asked to ratify the appointment at the next annual meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL

                            PRINCIPAL SHAREHOLDERS

    	On March 1, 1996, no person owned of record, or was known by the Company to own beneficially, more than five percent (5%) of the shares of the Company, except the following:

                          Name and Address        Shares Owned     Percent
     Title of Class       of Beneficial Owner     Beneficially     of Class

      Common Stock          Eugene W. Landy          364,413        10.31%
                            20 Tuxedo Road
                            Rumson, NJ  07760


                INFORMATION RESPECTING DIRECTORS AND OFFICERS

    	As of March 1, 1996, the Directors and Officers, individually and as a group, beneficially owned Common Stock as follows:

    Name of               Shares Owned
Beneficial Owner        Beneficially (1)        Percent of Class

Ernest V. Bencivenga         7,315                    0.21%
Anna T. Chew                 4,188 (2)                0.12%
Daniel D. Cronheim          14,630                    0.41%
Boniface DeBlasio           10,788                    0.30%
Ara K. Hovnanian               341                    0.01%
Charles P. Kaempffer        35,675 (3)                1.01%
Eugene W. Landy            364,413 (4)               10.31%
Samuel A. Landy            102,557 (5)                2.90%
W. Dunham Morey             42,387 (6)                1.20%
Robert G. Sampson           67,774 (7)                1.92%

Directors and Officers
    as a Group             650,068                   18.39%

(1) Beneficial ownership, as defined herein, includes Common Stock as to which a person has or shares voting and/or investment power.

(2) Held jointly with Ms. Chew's husband; includes 778 shares held in Ms. Chew's 401(k) Plan.

(3) Includes (a) 13,405 shares owned by Mr. Kaempffer's wife; (b) 1,080 shares in joint name with Mrs. Kaempffer; and (c) 1,718 shares held in the Charles P. Kaempffer Defined Benefit Pension Plan of which
     Mr. Kaempffer is Trustee with power to vote.

(4) Includes (a) 73,348 shares owned by Mr. Landy's wife; (b) 151,701 shares held in the Landy & Landy Profit Sharing Plan of which Mr. Landy is a Trustee with power to vote; and (c) 120,266 shares held in the Landy & Landy Pension Plan of which Mr. Landy is a Trustee with power to vote. Excludes 28,658 shares held by Mr. Landy's adult children in which he disclaims any beneficial interest.

(5) Includes (a) 2,532 shares owned by Mr. Landy's wife; (b) 18,780 shares held in custodial accounts for Mr. Landy's minor children under the NJ Uniform Transfers to Minors Act in which he disclaims any beneficial interest but has power to vote; and (c) 5,031 shares held in Mr. Landy's 401(k) Plan.

(6)  Includes 8,818 shares owned by Mr. Morey's wife.

(7) Includes (a) 40,020 shares held in the Estate of Helen Haskell Sampson; and (b) 6,000 shares held by Sampco Ltd. in which Mr. Sampson has a beneficial interest.


                           EXECUTIVE COMPENSATION

Summary Compensation Table.

    	The following Summary Compensation Table shows compensation paid by the Company to its Chief Executive Officer for services rendered during the fiscal years ended September 30, 1995, 1994 and 1993. Because no other executive officers received total annual salary and bonus exceeding $100,000, only the compensation paid to the Chief Executive Officer is to be disclosed under the Securities and Exchange Commission disclosure requirements.

                                                 Annual Compensation
Name and Principal Position          Year      Salary   Bonus      Other

Eugene W. Landy                      1995    	  None     None     $162,445(1)
Chief Executive Officer              1994    	  None     None     $142,130
                                     1993    	  None     None     $116,055

(1) Represents Director's fees of $2,800 paid to Mr. Landy, management fees of $97,000, legal fees of $3,645 paid to the firm of Landy & Landy, and $59,000 accrual for pension and other benefits in accordance with Mr. Landy's employment agreement.

Compensation of Directors

    	The Directors receive a fee of $800 for each Board meeting attended. Prior to January, 1995, this fee was $400. Directors appointed to house committees receive $150 for each meeting attended. Those specific committees are Compensation Committee and Audit Committee.

Employment Agreement

    	On December 9, 1994, the Company and Eugene W. Landy entered into an Employment Agreement under which Mr. Landy receives an annual base compensation (management fee) of $100,000 plus bonuses and customary fringe benefits, including health insurance and five weeks' vacation. In lieu of annual increases in base compensation, there will be additional bonuses voted by the Board of Directors. The Employment Agreement is terminable by either party at any time subject to certain notice requirements.

    	On severance of employment for any reason, Mr. Landy will receive severance of $300,000 payable $100,000 on severance and $100,000 on the first and second anniversaries of severance.

    	In the event of disability, Mr. Landy's compensation shall continue for a period of three years, payable monthly.

    	On retirement, Mr. Landy shall receive a pension of $40,000 a year for ten years, payable in monthly installments.

    	In the event of death, Mr. Landy's designated beneficiary shall receive $300,000, $150,000 thirty days after death and the balance one year after death.

    	The Employment Agreement terminates December 31, 1999. Thereafter, the term of the Employment Agreement shall be automatically renewed and extended for successive one-year periods.

Other Information

    	Except for specific agreements, the Company has no retirement plan in effect for Officers, Directors or employees and, at present, has no intention of instituting such a plan.

    	Cronheim Management Company received the sum of $10,540 for manage-ment fees, and David Cronheim Company received $11,877 in commissions.
These totals are based on amounts paid or accrued during the fiscal year. Management believes that the aforesaid fees are no more than what the Company would pay for comparable services elsewhere.

Report of Board of Directors on Executive Compensation

        Overview and Philosophy

    	The Company has a Compensation Committee consisting of two independent outside Directors. This Committee is responsible for making recommendations to the Board of Directors concerning three major factors in setting compensation.

    	The first consideration is the overall performance of the Company. The Board believes that the financial interests of the executive officers should be aligned with the success of the Company and the financial interests of its shareholders. Increases in funds from operations, the enhancement of the Company's equity portfolio, and the success of the Dividend Reinvestment and Stock Purchase Plan all contribute to increases in stock prices, thereby maximizing shareholders' return.

    	The second consideration is the individual achievements made by each officer. The Company is a small real estate investment trust (REIT). The Board of Directors is aware of the contributions made by each officer and makes an evaluation of individual performance based on their own familiarity with the officer.

    	The final criteria in setting compensation is comparable wages in the industry. In this regard, the REIT industry maintains excellent statistics.


    	Evaluation

    	The Company continues to increase funds from operations. The Committee reviewed the progress made by Eugene W. Landy, Chief Executive Officer, in shifting the Company's focus from mortgage loans to equity properties. The Committee also noted that Mr. Landy's current compensation was less than the average salary received by Chief Executive Officers of other REITs. His base compensation under this contract is $100,000 per year. The Committee has recommended that Mr. Landy receive a bonus of $10,000.

                       COMPARATIVE STOCK PERFORMANCE

    	The following line graph compares the total return of the Company's common stock for the last five fiscal years to the NAREIT All REIT Total Return Index, published by the National Association of Real Estate Investment Trusts (NAREIT), and the S&P 500 Index for the same period. The total return reflects stock price appreciation and dividend reinvestment for all three comparative indices. The information herein has been obtained from sources believed to be reliable, but neither its accuracy nor its completeness is guaranteed.

        Monmouth Real Estate
       Investment Corporation        NAREIT           S&P 500

1990             100                   100              100
1991             108                   134              131
1992             137                   151              146
1993             175                   197              165
1994             171                   189              171
1995             164                   211              221




               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    	Certain Directors and Officers of the Company are also Directors and Officers of United Mobile Homes, Inc. (United). The Company made loans to United, all of which were repaid in fiscal 1994. Interest income from United was $116,187 and $934,664 for the fiscal years ended September 30, 1994 and 1993, respectively.

    	The Board of Directors of the Company has granted Eugene W. Landy, President, a loan of $100,000 at an interest rate of 10% due May 21, 1996. Principal and accrued interest is payable at maturity.

    	There is no family relationship between any of the Directors or Executive Officers of the Company, except that Samuel A. Landy, Director, is the son of Eugene W. Landy, President and Director of the Company. Daniel
D. Cronheim, Director, is the son of Robert Cronheim, President of David Cronheim Company, the Real Estate Advisor to the Company.

    	Eugene W. Landy and Samuel A. Landy are partners in the law firm of Landy & Landy, which firm, or its predecessor firms, have been retained by the Company as legal counsel since the formation of the Company, and which firm the Company proposes to retain as legal counsel for the current fiscal
year.	The New Jersey Supreme Court has ruled that the relationship of directors also serving as outside counsel is not per se improper, but the attorney should fully discuss the issue of conflict with the other directors and disclose it as part of the proxy statement so that shareholders can consider the conflict issue when voting for or against the attorney/director nominee.

                                   GENERAL

    	The Board of Directors knows of no other matters other than those stated in the Proxy Statement which are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted on any such matter in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

    	The Company will provide, without charge, to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the year ended September 30, 1995 (as filed with the Securities and Exchange Commission), including the financial statements and schedules thereto. All such requests should be directed to Monmouth Real Estate Investment Corporation, Attention:
Secretary, 125 Wyckoff Road, Eatontown, NJ  07724.


              COMPLIANCE WITH EXCHANGE ACT FILING REQUIREMENTS

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's Officers and Directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that, during the fiscal year, all Section 16(a) filing requirements applicable to its Officers, Directors and greater than 10% beneficial owners were met.

                             SHAREHOLDER PROPOSALS

    	In order for Shareholder Proposals for the 1997 Annual Meeting of Shareholders to be eligible for inclusion in the Company's 1997 Proxy State-ment, they must be received by the Company at its principal office at 125 Wyckoff Road, P. O. Box 335, Eatontown, New Jersey 07724 not later than October 30, 1996.

                                         By Order of the Board of Directors


                                         s/Eugene W. Landy
                                         EUGENE W. LANDY
                                         President and Director

Dated:   March 20, 1996


IMPORTANT:   Shareholders can help the Directors avoid the necessity and expense of sending follow-up letters to insure a quorum by promptly returning the enclosed proxy. The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. You are earnestly requested to sign and return the enclosed proxy in order that the necessary quorum may be present at the meeting. The enclosed addressed envelope requires no postage and is for your convenience.







PROXY                                                               PROXY
                MONMOUTH REAL ESTATE INVESTMENT CORPORATION
                      A Real Estate Investment Trust

                 PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
        This Proxy is Solicited on Behalf of the Board of Directors

           PLEASE FILL IN, DATE AND SIGN PROXY AND RETURN PROMPTLY

     The undersigned hereby appoints EUGENE W. LANDY, CHARLES P. KAEMPFFER and ERNEST V. BENCIVENGA, and each or any of them, proxies of the undersigned, with full power of substitution, to vote in their discretion (subject to any direction indicated hereon) at the Annual Meeting of Shareholders to be held at the Company Office on the second floor of the Midlantic Bank Building, 125 Wyckoff Road, Eatontown, New Jersey, on
Thursday, April 25, 1996, at 4:00 o'clock p.m., and at any adjournment thereof, with all the powers which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting.




     The Board of Directors recommends a vote FOR items (1) and (2), and all shares represented by this Proxy will be so voted unless otherwise indicated, in which case they will be voted as marked.


(1) Election of Directors - Nominees are: Ernest V. Bencivenga, Anna T. Chew, Daniel D. Cronheim, Boniface DeBlasio, Ara K. Hovnanian,
     Charles P. Kaempffer, Eugene W. Landy, Samuel A. Landy, W. Dunham
     Morey and Robert G. Sampson.
     (Instruction: To withhold authority to vote for any individual Nominee, write that person's name on the line at the right)______________________

               FOR all Nominees       	      WITHHOLD  AUTHORITY
              except as Indicated         to vote for listed Nominees
                   /  /                             /  /

(2) Approval of the appointment of KPMG Peat Marwick LLP as Independent Auditors for the Company for the fiscal year ending September 30, 1996.

              	 FOR                   AGAINST              ABSTAIN
               /  /                    /  /                 /  /

(3) Such Other Business as may be brought before the meeting or any adjournment thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or its Board of Directors at the meeting.

Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.

Dated:_____________________________________, 1996

Signature_________________________________________________

Signature_________________________________________________

Important: Please date this Proxy; sign exactly as your name (s) appears hereon. When signing as joint tenants, all parties to the joint tenancy should sign. When signing the Proxy as attorney, executor, administrator, trustee or guardian, please give full title as such.